UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 12, 2001

AGILENT TECHNOLOGIES, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-15405
(Commission File Number)

77-0518772
(IRS Employer Identification No.)

395 Page Mill Road
Palo Alto, CA 94306
(Address of Principal Executive Offices) (Zip Code)

(650) 752-5000
(Registrants’ Telephone Number, Including Area Code)

Item 5. Other Events.
SIGNATURES

Item 5. Other Events.

         PALO ALTO, Calif., Nov. 12, 2001 — Agilent Technologies Inc. (NYSE: A) today announced that Robert Walker, executive vice president and chief financial officer, has decided to leave the company in order to explore a range of career possibilities and personal interests. Adrian Dillon, who had been executive vice president and chief financial and planning officer at Eaton Corporation (NYSE: ETN), will join Agilent as executive vice president and CFO. In order to ensure a smooth transition, Walker will continue in his current role until Dillon assumes his new responsibilities in early December. The company said that no business, competitive or financial-reporting issues played any role in Walker’s decision.

SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGILENT TECHNOLOGIES, INC.

By:	/s/ Marie Oh Huber

Name: Marie Oh Huber Title: Vice President, Assistant Secretary and Assistant General Counsel

Date: November 12, 2001